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                          Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          MANCHESTER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                           New York                              11-2312854
         (State or other jurisdiction of incorporation     (I.R.S. Employer
                                  or organization)           Identification No.)

                      160 Oser Avenue                              11788
                  Hauppauge, New York                           (Zip Code)
           (Address of principal executive offices)

             Manchester Technologies, Inc. Amended and Restated 1996
                  Incentive and Non-Incentive Stock Option Plan
                            (Full title of the plan)

                               BARRY R. STEINBERG
                          Manchester Technologies, Inc.
                                 160 Oser Avenue
                            Hauppauge, New York 11788
                     (Name and address of agent for service)

                                 (631) 951-8100
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE



                                                                              Proposed           Proposed
                                                                               Maximum           Maximum
                                                          Amount            Offering Price       Aggregate        Amount of
                                                           to be              Per Share       Offering Price  Registration Fee
        Title of Securities to be Registered            Registered               (1)                (1)             (1)
------------------------------------------------------------------------------------------------------------------------------
                    Common Stock                     1,500,000 shares (2)          $10.16              $15,240,000    $1,794

(1) Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price is based upon the average of the high and low prices of the Registrant's Common Stock on January 5, 2005, as reported on the Nasdaq National Market.


(2) The shares covered by this Registration Statement represent the common stock issuable to participants under the Registrant's Amended and Restated 1996 Incentive and Non-Incentive Stock Option Plan, as amended. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of common stock.

                      STATEMENT UNDER GENERAL INSTRUCTION E
                      REGISTRATION OF ADDITIONAL SECURITIES

     This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the Manchester Technologies, Inc. Amended and Restated 1996 Incentive and Non-Incentive Stock Option Plan, as amended, (the "Plan") is effective. Accordingly, pursuant to General Instruction E to Form S-8,
Manchester Technologies, Inc. (the "Registrant") hereby incorporates by reference herein the contents of such Registration Statement on Form S-8 (Registration No. 333-71255)(the "Prior Registration Statement") and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

     The following documents, which have been previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein::

     1. The Registrant's Annual Report on Form 10-K for its fiscal year ended July 31, 2004, filed with the Commission on October 29, 2004.

     2. The Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended October 31, 2004, filed with the Commission on December 14, 2004.

     3. The Registrant's Current Reports on Form 8-K filed with the Commission on October 29, 2004 and November 8, 2004.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment hereto that either indicates that all securities offered hereby have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Registrant will provide without charge to each participant in the Plan, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be addressed to: Manchester

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

Technologies,  Inc.,  160 Oser  Avenue,  Hauppauge,  New York  11788.  To obtain
information   by  telephone,   participants   should  call  the   Registrant  at
631-951-8100.

Item 6.           Indemnification of Directors and Officers.

     Item 6 in the Prior Registration Statement is amended by adding the following:

     The Registrant has entered into an agreement with Elan Yaish, the Company's Chief Financial Officer, indemnifying him to the fullest extent permitted by law and the Registrant's Restated Certificate of Incorporation. The Company maintains a directors' and officers' insurance policy which insures the officers and directors of the Company from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company.

Item 8.           Exhibits.

     The following are filed as exhibits to this Registration Statement:






         Exhibit                    Description
         No.

          4.1 Registrant's Amended and Restated 1996 Incentive and Non-Incentive Stock Option Plan, as amended, with forms of Incentive Stock Option Agreement and Non-Incentive Stock Option Agreement.

          5.1  Opinion  of  Jaspan  Schlesinger  Hoffman  LLP,  counsel  to  the
               Registrant,   as  to  the  legality  of  the   securities   being
               registered.

          23.1 Consent of Independent Registered Public Accounting Firm.

          23.2 Consent of Jaspan Schlesinger Hoffman LLP (included in Exhibit 5.1).

          24.1 Power of Attorney (included on signature page).


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, New York, on this 10th day of January, 2005.

                                         MANCHESTER TECHNOLOGIES, INC.


                                         By: /s/ Barry R. Steinberg
                                         -------------------------
                                               Barry R. Steinberg
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Barry R. Steinberg and Elan Yaish, and each or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments and documents in connection therewith) to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth and on the date indicated.


Signature                                Title                                  Date
---------                                -----                                  ----
 /s/ Barry R. Steinberg                  President, Chief Executive Officer,    January 10, 2005
----------------------                   Chairman of the Board and Director
Barry R. Steinberg                       (Principal Executive Officer)


/s/ Elan Yaish                           Chief Financial Officer, Vice          January 10, 2005
--------------                           President Finance and Assistant
Elan Yaish                               Secretary (Principal Accounting
                                         Officer and Principal Financial
                                         Officer)

/s/ Joel G. Stemple                      Director                               January 10, 2005
-------------------
Joel G. Stemple

 /s/ Joel Rothlein                       Director                               January 10, 2005
-----------------
Joel Rothlein

/s/ Michael Russell                      Director                               January 10, 2005
-----------------------
Michael Russell

 /s/ Bert Rudofsky                       Director                               January 10, 2005
-----------------
Bert Rudofsky

 /s/ Julian Sandler                      Director                               January 10, 2005
------------------
Julian Sandler

 /s/ Yacov A. Shamash                    Director                               January 10, 2005
--------------------
Yacov A. Shamash


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




                                INDEX TO EXHIBITS

    Exhibit No.                            Description
   -----------                             -----------

     4.1 Registrant's Amended and Restated 1996 Incentive and Non-Incentive Stock Option Plan, as amended, with forms of Incentive Stock Option Agreement and Non-Incentive Stock Option Agreement.

     5.1 Opinion of Jaspan Schlesinger Hoffman LLP, counsel to the Registrant, as to the legality of the securities being registered.

     23.1 Consent of Independent Registered Public Accounting Firm.

     23.2 Consent of Jaspan Schlesinger Hoffman LLP (included in Exhibit 5.1).

     24.1 Power of Attorney (included on signature page).





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